SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Human Genome Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

HUMAN GENOME SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 21, 2003

To the Stockholders of Human Genome Sciences, Inc.:

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), will be held at the University System of Maryland — Shady Grove Center, Gaithersburg Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 21, 2003 at 9:30 a.m., local time, for the following purposes:

1.	To elect four directors for a three-year term ending in 2006.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors.

3.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The Board of Directors of the Company has fixed the close of business on March 28, 2003 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

      Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2002.

By Order of the Board of Directors,

James H. Davis, Secretary

Rockville, Maryland

April 16, 2003

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HUMAN GENOME SCIENCES, INC.

9410 Key West Avenue
Rockville, Maryland 20850-3338

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the University System of Maryland — Shady Grove Center, Gaithersburg Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 21, 2003 at 9:30 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

      The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson Shareholder Communications, Inc. will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $7,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

      This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 16, 2003.

Revocation of Proxies

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of March 28, 2003 in order to vote personally at the Annual Meeting.

Quorum and Voting Requirements

      The close of business on March 28, 2003 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 128,974,741 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 64,487,371 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.

      Directors are elected by a plurality and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

      All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee’s name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees and FOR the ratification of Ernst & Young LLP as the Company’s independent auditors.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the ownership of Common Stock of the Company as of March 31, 2003, unless otherwise indicated, by (1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer of the Company, including those named in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group.

Number of
Name and Address of Beneficial Owner(1)	Shares Owned	Percent Owned

FMR Corp.	12,215,399(2)	9.5%
82 Devonshire Street Boston, Massachusetts 02109-3614

Sid R. Bass and Lee M. Bass Group	10,894,550(3)	8.5%
201 Main Street Fort Worth, Texas 76201-3131

Wellington Management Company, LLP	12,927,972(4)	10.0%
75 State Street Boston, Massachusetts 02109

Directors, Nominees and Executive Officers

William A. Haseltine, Ph.D.	6,646,892(5)	5.0%

Susan Bateson McKay	247,309(6)	*

Richard J. Danzig	28,499(7)	*

James H. Davis, Ph.D., J.D.	888,027(8)	*

Jürgen Drews, M.D.	79,999(9)	*

Richard C. Holbrooke	35,998(10)	*

Robert D. Hormats	57,999(11)	*

Argeris (Jerry) N. Karabelas, Ph.D.	12,999(12)	*

Max Link, Ph.D.	44,999(13)	*

Steven C. Mayer	920,587(14)	*

Craig A. Rosen, Ph.D.	1,750,466(15)	1.3%

Alan G. Spoon	59,999(16)	*

David C. Stump, M.D.	520,383(17)	*

Laura D’Andrea Tyson, Ph.D.	75,999(18)	*

James B. Wyngaarden, M.D.	87,999(19)	*

All 15 directors and executive officers as a group	11,458,154(20)	8.4%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on an Amended Schedule 13G filed on February 13, 2003 by FMR Corp. and certain of its affiliated entities. In some cases, the entities have sole voting and investment power over their respective shares of the Company’s Common Stock. In other cases, the entities share voting and/or investment power with other entities in the group.

(3)	As reported on an Amended Schedule 13G filed on February 11, 2003 by the Sid R. Bass and Lee M. Bass Group, consisting of 12 related and affiliated entities.

(4)	As reported on an Amended Schedule 13G filed on February 10, 2003 by Wellington Management Company, LLP and certain of its affiliated entities. The entities have shared voting and investment power over their respective shares of the Company’s Common Stock.

(5)	Includes 3,125,344 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 62,000 shares of Common Stock owned by Dr. Haseltine’s wife, as to which Dr. Haseltine disclaims beneficial ownership, and 1,314,656 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(6)	Includes 227,009 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 221,843 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(7)	Includes 23,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 24,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(8)	Includes 885,027 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 346,973 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(9)	Includes 79,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 24,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(10)	Includes 35,998 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 60,002 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(11)	Includes 51,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 12,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(12)	Includes 12,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 35,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(13)	Includes 19,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 36,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(14)	Includes 823,923 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 28,000 shares held by Mr. Mayer’s wife, as to which Mr. Mayer shares investment but not voting power, and 1,385 shares held by an adult child of Mr. Mayer as to which Mr. Mayer shares investment but not voting power. Does not include 334,313 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(15)	Includes 1,280,469 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 104,000 shares of Common Stock held in trust for Dr. Rosen’s minor children and 24,568 shares held by Dr. Rosen’s wife, as to which Dr. Rosen disclaims beneficial ownership. Does not include 679,471 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(16)	Includes 51,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 12,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(17)	Includes 515,807 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 434,617 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Shares voting and investment power with respect to 4,576 shares of Common Stock.

(18)	Includes 75,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 20,001 shares of Common Stock issuable upon exercise that are not exercisable within 60 days and 900 shares of Common Stock owned by a corporation controlled by Dr. Tyson’s husband, as to which Dr. Tyson disclaims beneficial ownership.

(19)	Includes 87,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 24,001 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

(20)	Includes 7,298,569 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 3,578,883 shares issuable upon exercise of options that are not exercisable within 60 days.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006

      Four directors, Drs. Haseltine and Tyson and Messrs. Hormats and Spoon have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Drs. Haseltine and Tyson and Messrs. Hormats and Spoon have each been nominated for a three-year term expiring at the annual meeting of stockholders in 2006 and until their successors shall be elected and qualified.

      The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

      Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2006 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

William A. Haseltine, Ph.D.	58	1993	Chairman of the Board, Chief Executive Officer and member of the Executive Committee of the Company. Consultant to the Company from December 1992 until May 1993. Chairman of the Board of Trustees of the National Health Museum, member of The Brookings Institution Board of Trustees and member of The Trilateral Commission. Member of the faculty of Harvard Medical School and the Dana Farber Cancer Institute from 1976 to May 1993. Member of the faculty of the Harvard School of Public Health from 1977 to May 1993 and Chief of Human Retrovirology at the Dana Farber Cancer Institute from 1988 to May 1993. A founder of several biotechnology companies. Author of approximately 250 scientific publications.

Laura D’Andrea Tyson, Ph.D.	55	1998	Member of the Audit and Medical Ethics Committees of the Company. Dean of the London Business School since January 2002. Dean of the Walter A. Haas School of Business at the University of California, Berkeley from 1998 to 2001. Served as the President’s National Economic Advisor from 1995 to 1996 and as Chairman of the White House Council of Economic Advisors from 1993 to 1995. Dr. Tyson was a member of the National Bipartisan Commission on the Future of Medicare and a principal of the Law & Economics Consulting Group from June 1997 to December 2000. Dr. Tyson is a member of the Boards of Directors of SBC Communications Inc., the Council on Foreign Relations, Eastman Kodak Company, Morgan Stanley and the Petkevich Group. She also serves on the Advisory Boards of E.M. Warburg, Pincus & Co., LLP, E-piphany, the G7 Group, Inc., H & Q Asia Pacific, Ltd. and the Board of Editors of The American Prospect. She is a Senior Director of Sebago Associates, Inc., an economic consulting firm, and an Economic Viewpoint columnist for Business Week magazine.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Robert D. Hormats	60	1996	Member of the Executive, Audit and Compensation Committees of the Company. Designated as lead independent director. Vice Chairman of Goldman Sachs (International) since 1987. Served in various capacities with Goldman, Sachs & Co. since 1982. Served as a Senior Staff Member for International Economic Affairs on the National Security Council from 1974 to 1977. Served as Deputy Assistant Secretary for Economic and Business Affairs at the Department of State from 1977 to 1979, Ambassador and Deputy U.S. Trade Representative from 1979 to 1981 and Assistant Secretary of State for Economic and Business Affairs from 1981 to 1982. Appointed by former President Clinton in 1993 to the Board of the U.S. - Russia Investment Fund.

Alan G. Spoon	51	1998	Member of the Executive, Audit and Compensation Committees of the Company. Mr. Spoon is Managing General Partner at Polaris Venture Partners, a venture capital firm that he joined in May 2000. He was Chief Operating Officer and a Director of The Washington Post Company, a public company, from 1991 until his retirement in March 2000; he also served as President from May 1993 until his retirement. From 1989 to 1991, Mr. Spoon was President of Newsweek, Inc. During that time he was also responsible for Post-Newsweek television stations. From 1987 to 1989, he was The Washington Post Company’s Chief Financial Officer. Mr. Spoon presently serves as a Director of Danaher Corporation and USA Interactive, each of which is a public company. He is a Director of International Data Group (IDG), a private company, and serves on the boards of various Polaris portfolio companies. In addition, Mr. Spoon is a Regent of The Smithsonian Institution and a member of the Corporation of the Massachusetts Institute of Technology.

The Board of Directors recommends a vote FOR

election of the Directors whose terms will expire in 2006.

Directors whose terms will expire at the 2004 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Richard J. Danzig	58	2001	Member of the Nominating and Corporate Governance Committee of the Company. Chairman of the Board of the Center for Strategic and Budgetary Assessments since June 2001. Served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. A partner in the law firm of Latham and Watkins from 1981 to 1993. Senior Fellow at the Center for Naval Analyses. Serves on the Boards of Directors of National Semiconductor Corporation, Public Agenda and the Partnership for Public Service.

Jürgen Drews, M.D.	69	1998	Member of the Nominating and Corporate Governance Committee of the Company. Chairman and partner of International Biomedicine Management Partners, Basel, Switzerland, since October 1997. Managing Partner of Bear Stearns Health Innoventures, LLC. Member of the Executive Committee of the Roche Group, Hoffman-La Roche, Inc., from 1986 until his retirement in 1998. Dr. Drews also served as President, Global Research for the Roche Group from 1996 until 1998. He was President, International Research and Development at the Roche Group from 1991 until 1996. Before joining Roche in 1985, Dr. Drews was Head of International Pharmaceutical Research and Development of Sandoz, Ltd. in Basel, Switzerland. Dr. Drews serves as Chairman of the Board of Directors of Genaissance Pharmaceuticals Inc. and is a Director of Protein Design Labs, Inc., of Mountain View, CA, and MorphoSys GmbH as well as Genomics Pharmaceutical Company, both in Munich, Germany. Dr. Drews also serves on the Supervisory Board of Axxima Pharmaceuticals and as a Director of Te Genero, a private equity firm in Germany.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Argeris (Jerry) N. Karabelas, Ph.D.	50	2002	Member of the Executive Committee of the Company. Partner of Care Capital LLC since 2001. Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001; Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000; Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998; President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997; Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a visiting Committee Member of MIT Health Studies & Technology, a Member of the Scientific Advisory Committee of Massachusetts General Hospital, a Director of SkyePharma PLC, a Director of Nitromed, Inc., a Director of Renova PLC, a Director of Anadys, Inc., a Director of Halsey Pharmaceuticals, Inc., the Chairman of Vanda Pharmaceuticals, Inc. and a Trustee of the University of the Sciences of Philadelphia and the Fox Chase Cancer Center.

James B. Wyngaarden, M.D.	78	1993	Member of the Medical Ethics Committee of the Company. Founding Principal of the Washington Advisory Group, LLC.; Emeritus Professor of Medicine, Duke University; Professor of Medicine and Sr. Associate Dean, International Programs, University of Pennsylvania Medical Center, 1995-1997. Foreign Secretary, National Academy of Sciences and Institute of Medicine and Associate Vice Chancellor for Health Affairs at Duke University, 1990 to 1994. Served as Director of the National Institutes of Health from 1982 to 1989 and as Associate Director for Life Sciences, Office of Science and Technology Policy, Executive Office of the President from 1989 to 1990. Served as Director of Human Genome Organization from 1990 to 1991. Serves as Chairman of the Board of Directors of Hybridon, Inc. and as a Director of Genaera Corporation. Author of approximately 250 Scientific publications and 18 books.

Directors whose terms will expire at the 2005 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Max Link, Ph.D.	62	1995	Member of the Executive, Compensation and Nominating and Corporate Governance Committees of the Company. Chairman of Centerpulse, Ltd., formerly Sulzer Medica Ltd., since 2001 and Chief Executive Officer since July 2002. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. He served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange Limited, Dr. Link served in a number of positions within Sandoz Pharma Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993. Dr. Link currently serves on the Boards of Directors of Access Pharmaceuticals, Inc.; Alexion Pharmaceuticals, Inc.; Cell Therapeutics, Inc.; Celsion Corporation; Columbia Laboratories Inc.; CytRx Corporation; Discovery Laboratories, Inc.; and Protein Design Labs, Inc. Dr. Link received his doctorate in Economics from the University of St. Gallen.

Richard C. Holbrooke	62	2001	Member of the Medical Ethics Committee of the Company. Vice Chairman, Perseus, LLC, a private equity firm, since 2001. Served as U.S. Ambassador to the United Nations and as a member of the U.S. Cabinet from 1999 to early 2001. Served as Assistant Secretary of State for Europe from 1994 to 1996 and was the chief architect of the 1995 Dayton peace agreement that ended the war in Bosnia. Served as the President’s Special Envoy to Bosnia and Kosovo and as Special Envoy to Cyprus on a pro-bono basis while a private citizen. Served as the U.S. Ambassador to Germany from 1993 to 1994. Serves on the Boards of Directors of AIG, Quebecor World and the National Endowment for Democracy and is Founding Chairman of the American Academy, in Berlin; Chairman, Asia Society; President, Global Business Coalition on HIV Aids.

Craig A. Rosen, Ph.D.	45	1992	President, Research and Development and Director of the Company. Employed by the Roche Institute of Molecular Biology from 1987 to December 1992, serving as Chairman of the Department of Gene Regulation from 1991 to December 1992 and in varying positions in the Department of Molecular Oncology and Virology from 1987 to 1991. Member of the Board and Chairman of the Scientific Advisory Council for the American Foundation for AIDS Research from 1990 to 1995 and serves on the Scientific Advisory Boards for the Wistar Institute and the Institute for Human Virology. Author of approximately 130 publications and an editorial board member of several scientific publications.

Information Regarding the Board of Directors and Certain Committees

      The Board of Directors held four regular meetings during 2002. Other than Laura D’Andrea Tyson, no Director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he or she was a member during 2002. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Medical Ethics Committee and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.hgsi.com. A copy of the charter of the Audit Committee is attached to this Proxy Statement as Annex A.

      The Executive Committee, currently consisting of Drs. Haseltine, Link and Karabelas and Messrs. Spoon and Hormats, has the authority to act on most matters during the intervals between meetings of the Board of Directors. The Executive Committee held three regular meetings during 2002.

      The Audit Committee, currently consisting of Messrs. Hormats and Spoon and Dr. Tyson, provides the opportunity for direct contact between the Company’s independent auditors and the Board of Directors. Each member of the Audit Committee is independent in accordance with applicable rules of The Nasdaq National Market. The Audit Committee engages the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls and oversees the Company’s financial reporting process. The Audit Committee held eight telephonic meetings during 2002.

      The Compensation Committee, currently consisting of Dr. Link and Messrs. Hormats and Spoon, determines all compensation paid or awarded to the Company’s executive officers and senior officers (those with the rank of vice president or above) and administers the Company’s 2000 Stock Incentive Plan, as amended, and Employee Stock Purchase Plan. The Compensation Committee held six regular meetings and one telephonic meeting during 2002.

      The Medical Ethics Committee, currently consisting of Drs. Wyngaarden and Tyson and Amb. Holbrooke, is responsible for considering ethical issues raised by the Company’s research and development. The Medical Ethics Committee held one regular meeting during 2002.

      The Nominating and Corporate Governance Committee, currently consisting of Drs. Link and Drews and Mr. Danzig, is responsible for developing a set of corporate governance principles for the Company, proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board of Directors. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Corporate Governance Committee held one regular meeting during 2002.

Corporate Governance Guidelines

      During 2002, the Company reviewed its corporate governance policies and practices. This included comparing its existing policies and practices to policies and practices suggested by various groups and authorities active in corporate governance and the practices of other public companies. Based upon this review, the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on the Company’s website at www.hgsi.com. The Company continues to monitor its corporate governance guidelines and expects to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rules adopted by the Securities and Exchange Commission and The Nasdaq National Market.

Code of Ethics and Business Conduct

      The Board of Directors has adopted a written code of ethics and business conduct. The Company requires all employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. During each year, all of the Company’s employees are required to certify that they reviewed and understand the code. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place, and will monitor any rules adopted by the Securities and Exchange Commission to determine whether to modify its procedures.

Identification of Executive Officers

      Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

Executive Officer	Age	Positions

Susan Bateson McKay	48	Ms. Bateson McKay has served as Senior Vice President, Human Resources, of the Company since December 2000 and served as Vice President, Human Resources, of the Company from January 1997 to December 2000. Prior to joining the Company, Ms. Bateson McKay served as Director of Human Resources and Administration at Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan & Co., Incorporated and was appointed Vice President, Human Resources, in 1985. Ms. Bateson McKay holds a masters degree in Business Administration from New York University and a bachelors degree, cum laude, in Economics from Mount Holyoke College.

James H. Davis, Ph.D., J.D.	52	Dr. Davis has served as Senior Vice President, General Counsel and Secretary of the Company since May 1997. From 1995 to 1997, Dr. Davis was Of Counsel to the Washington D.C. law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a partner in the Washington, D.C. office of Weil, Gotshal & Manges. Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.

Executive Officer	Age	Positions

Steven C. Mayer	49	Mr. Mayer has served as Senior Vice President and Chief Financial Officer of the Company since September 1996. From 1995 to 1996, Mr. Mayer was Vice President and Chief Financial Officer of GenVec, Inc., an early-stage gene therapy company. From 1991 to 1995, he served as Vice President (subsequently Senior Vice President) and Chief Financial Officer of TheraTech, Inc. Prior to joining TheraTech, Inc., Mr. Mayer was involved in the formation of Myriad Genetics and was Vice President and Chief Financial Officer of NPI, an agricultural biotechnology company. Mr. Mayer holds a masters degree in Business Administration from Stanford University.

David C. Stump, M.D.	53	Dr. Stump has served as Senior Vice President, Drug Development of the Company since November 1999. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American Colleges of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications.

PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee and Board of Directors have selected the firm of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2003, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company’s independent auditors.

      Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

      The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP.

Audit Fees

      For the year ended December 31, 2002, the Company incurred from Ernst & Young LLP an aggregate of $144,700 for audit fees, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2002.

Financial Information Systems Design and Implementation Fees

      Ernst & Young LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended December 31, 2002.

All Other Fees

      For the year ended December 31, 2002, Ernst & Young LLP billed the Company an aggregate of $118,200 for all other services, including $75,200 for non-audit accounting services, $36,900 for tax compliance services and $6,100 for other transaction related accounting services.

Audit Committee Report

      The Audit Committee of the Board of Directors consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Hormats and Spoon and Dr. Tyson. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent auditors.

      Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting.

      Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the auditors’ independence.

      Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors for 2003, subject to stockholder ratification.

Audit Committee

Robert D. Hormats, Chairman
Alan G. Spoon
Laura D’Andrea Tyson, Ph.D.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

      In 2002, each director who was not an employee of the Company was eligible to receive a director’s fee of $25,000 per year and a fee of $1,000 for participation in each meeting of a committee of the Board of Directors. Other directors received no compensation for their services to the Company as directors. Beginning in 2000, each non-employee director was also entitled to receive an automatic grant of options to purchase 48,000 shares of Common Stock on the date that such non-employee director was first elected or appointed or re-elected as a director. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. In 2002, Drs. Karabelas and Drews received consulting fees of $4,000 and $2,000, respectively, in exchange for general strategic consulting services provided to the Company.

Executive Compensation

      The employees named in the following table were the Company’s Chief Executive Officer and the four highest-paid executive officers during 2002 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
					Awards
				Other Annual		All Other
		Salary(1)	Bonus	Compensation(2)	Options(3)	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	(#)	($)

William A. Haseltine, Ph.D.	2002	499,423	200,000	51,981	430,000	2,750
Chief Executive Officer	2001	483,654	210,000	75,324	520,000	2,625
	2000	448,077	200,000	94,115	650,000	2,625

Craig A. Rosen, Ph.D.	2002	389,038	195,000		230,000	2,750
President, Research and	2001	364,038	200,000		280,000	2,625
Development	2000	338,846	170,000		350,000	2,493

Steven C. Mayer	2002	314,231	120,000		115,000	2,750
Senior Vice President	2001	294,231	135,000		140,000	2,573
	2000	273,654	105,000		200,000	2,573

James H. Davis, Ph.D., J.D.	2002	314,231	120,000		115,000	2,750
Senior Vice President	2001	294,231	125,000		140,000	2,625
	2000	273,654	105,000		200,000	2,625

David C. Stump, M.D.	2002	314,231	120,000		115,000	3,000
Senior Vice President	2001	294,231	110,000		140,000	2,625
	2000	275,000	105,000	88,952	200,000	2,625

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Named Executive Officer, or (ii) $50,000. Amounts reported for Dr. Haseltine include $13,547, $36,890 and $55,680 in imputed interest for 2002, 2001 and 2000, respectively, on an interest-free loan (See “— Loan to Executive Officer”). Also included in the amounts reported each year for Dr. Haseltine are $26,934 for car allowances and $11,500 representing premiums paid under the Company’s supplemental disability insurance program for senior executives. Amounts paid on Dr. Haseltine’s behalf with respect to supplemental disability insurance premiums were inadvertently omitted from the Company’s proxy statements for the annual meetings of stockholders in 2001 and 2000. The amount reported for

Dr. Stump for 2000 represents relocation expenses for which he was reimbursed, as well as gross-up for income tax purposes on these expenses. Also included in the amount reported for Dr. Stump for 2000 is $7,442 representing premiums paid under the Company’s supplemental disability insurance program for senior executives. The amount paid on Dr. Stump’s behalf in 2000 with respect to supplemental disability insurance premiums was inadvertently omitted from the Company’s proxy statements for the annual meetings of stockholders in 2002 and 2001.

(3)	The Company has awarded no Stock Appreciation Rights. Share amounts for all years presented have been restated to reflect two two-for-one stock splits paid in the form of a stock dividend on January 28, 2000 and October 5, 2000.

(4)	The amounts reported represent the Company’s contributions to the Named Executive Officer’s account under its 401(k) Plan.

      The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company’s Common Stock granted in 2002.

OPTIONS GRANTED IN 2002

					Potential realizable
	Individual Grants				value at assumed
					annual rates of stock
		Percent of total			price appreciation
		options granted	Exercise price		for option term(1)
	Options	to all employees	per share	Expiration
Name	(#)	in fiscal year	($)	date	5%($)	10%($)

William A. Haseltine, Ph.D.	430,000	7.4%	9.35	12/11/2012	2,528,471	6,408,642

Craig A. Rosen, Ph.D.	230,000	4.0%	9.35	12/11/2012	1,352,438	3,427,343

Steven C. Mayer	115,000	2.0%	9.35	12/11/2012	676,219	1,713,672

James H. Davis, Ph.D., J.D.	115,000	2.0%	9.35	12/11/2012	676,219	1,713,672

David C. Stump, M.D.	115,000	2.0%	9.35	12/11/2012	676,219	1,713,672

(1)	The assumed annual rates of stock price appreciation of 5% and 10% are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock.

      The following table sets forth information with respect to option exercises by and year-end values during 2002 for the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND OPTION VALUES AT END OF FISCAL YEAR

					Value of unexercised
			Number of unexercised		in-the-money options at
	Shares		options at fiscal year-end(#)		fiscal year-end($)(1)
	acquired on	Value
Name	exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Haseltine, Ph.D.	0	0	2,678,874	1,761,126	646,573	301,427

Craig A. Rosen, Ph.D.	0	0	1,164,885	795,055	1,130,610	13,642

Steven C. Mayer	8,332	92,621	768,870	389,366	974,856	9,432

James H. Davis, Ph.D., J.D.	0	0	827,966	404,034	1,043,855	6,821

David C. Stump, M.D.	0	0	438,738	511,686	0	0

(1)	Value is based on the difference between the stock option exercise price and the closing price of the Company’s Common Stock on The Nasdaq National Market on December 31, 2002 of $8.81 per share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2002.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation plans
	upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in first
Plan Category	warrants and rights (1)	warrants and rights	column) (1)(2)

Equity compensation plans approved by security holders	28,307,139	$31.03	6,985,491

Equity compensation plans not approved by security holders	—	—	—

Total	28,307,139		6,985,491

(1)	Represents shares of the Company’s Common Stock issuable in connection with such equity compensation plans.

(2)	Excludes 6,442,527 shares of Common Stock that first became available for issuance after December 31, 2002 pursuant to the terms of the Company’s Amended and Restated 2000 Stock Incentive Plan.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      In February 1997, the Company entered into an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term that expired in February 2000 and has been and will be automatically extended for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary as determined by the Board of Directors ($500,000 as of January 1, 2003), and an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months. The Company sold to Dr. Haseltine 2,644,640 shares of restricted Common Stock on May 18, 1993 at a purchase price of $0.05 per share. The shares of Common Stock sold to Dr. Haseltine vested in equal annual installments over a four-year period that commenced on May 11, 1993. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $0.2825 less than the price of the proposed sale).

      In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. Since 2000, he has served as Executive Vice President, Research and Development and since January 2003 he has served as President, Research and Development. The employment agreement was for an initial term that ended in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($390,000 as of January 1, 2003), an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive up to six months’ base salary, but in no event less than three months’ base salary. In April 1993, pursuant to the agreement, the Company sold to Dr. Rosen 563,908 shares of restricted Common Stock at a purchase price of $0.0025 per share. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $0.0475 less than the price of the proposed sale).

      In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company.

Mr. Mayer is entitled to an annual base salary, as determined by the Board of Directors ($315,000 as of January 1, 2003) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Mr. Mayer will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($315,000 as of January 1, 2003) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Davis will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In September 1999, the Company entered into an employment agreement with Dr. Stump in which Dr. Stump agreed to serve as Senior Vice President, Drug Development of the Company, effective November 1999. Dr. Stump is entitled to an annual base salary, as determined by the Board of Directors ($315,000 as of January 1, 2003) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Stump will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Company, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Key Executive Severance Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of eighteen months (twenty-four months in the case of the Chief Executive Officer). In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option plans will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

Loan to Executive Officer

      In November 1993, the Board of Directors authorized the extension of an interest-free loan (the “Loan”) to Dr. Haseltine, in an amount up to $1,000,000, to enable Dr. Haseltine to pay certain tax liabilities relating to his purchase of Common Stock in May 1993. The Loan was made on December 29, 1993 and was evidenced by a promissory note dated March 4, 1994 in the original amount of $872,845, replacing a promissory note dated December 29, 1993. The principal amount of the Loan was increased to $891,488 on December 16, 1994. The Loan was repaid in full by Dr. Haseltine in July 2002.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is a current or former officer or employee of the Company.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of Human Genome Sciences based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other pharmaceutical and biotechnology companies.

      The Compensation Committee’s goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.

      The Compensation Committee retains a leading executive compensation consultant to provide industry-specific competitive intelligence and advice about executive compensation program design and competitive compensation levels.

      The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus and (3) stock options.

      Base Salary. Salaries for 2002 were set based on the above factors and after review of industry comparables and discussion with a leading compensation consultant.

      The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries such as the pharmaceutical and biotechnology industries.

      Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2002, the Compensation Committee considered, in addition to the individualized goals, management’s response to rapidly changing business conditions in the pharmaceutical and biotechnology industry, expense reductions to conserve capital, review and redesign of the large-scale manufacturing plant, progress in conducting clinical trials of new drug candidates, and prioritization of work on new and current drug candidates.

      Stock Options. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options are generally granted to all regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, changes in responsibility and the executive officer’s achievement of individual pre-established goals. In addition, the Company has generally made a grant of stock options when an executive officer joins the Company. Options are granted at 100% of the fair market value on the date of grant. The Company generally awards options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. Some of the Company’s stock option plans also provide for option grants to members of the Board. Options granted to employees generally vest over periods ranging from two to five years after grant.

      Executive officers other than the Chief Executive Officer received options for 665,000 shares in 2002.

      Chief Executive Officer’s Compensation. The Compensation Committee awarded Dr. Haseltine a bonus of $200,000 for 2002. Dr. Haseltine’s base salary was set at $500,000 per year for 2003. The bonus and salary are based on the Compensation Committee’s assessments of Dr. Haseltine’s role in the Company’s performance in 2002. Under Dr. Haseltine’s leadership, clinical trials of eight drugs continued, manufacturing and clinical development capabilities have expanded, and the Company has maintained its strong financial position.

      Compensation Deduction Limit. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

Compensation Committee

Max Link, Ph.D., Chairman
Robert D. Hormats
Alan G. Spoon

Performance Graph

      As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the “TRI”) and the Nasdaq Pharmaceutical Index (the “NPI”). The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that all ownership reports were timely filed during 2002, except that Dr. Karabelas filed a Form 3 one day late that reported no ownership interest in the Company and Dr. Rosen filed a late Form 4 reporting one exempt acquisition, four dispositions and five gifts of shares that were inadvertently omitted from previous filings.

Other Matters

      The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY’S STOCKHOLDERS OF RECORD ON MARCH 28, 2003, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY’S OFFICES, 9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP. THE COMPANY’S FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE ON THE COMPANY’S WEBSITE (www.hgsi.com), AS SOON AS REASONABLY PRACTICABLE AFTER FILING.

Proposals for the 2004 Annual Meeting

      The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 annual meeting of stockholders is December 19, 2003. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

      The deadline for submission of stockholder proposals to be presented at the 2004 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 24, 2004. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date may be considered untimely and excluded. If such proposal is presented at the 2004 annual meeting of stockholders, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

James H. Davis, Secretary

April 16, 2003

             THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ANNEX A

HUMAN GENOME SCIENCES, INC.

AUDIT COMMITTEE

Membership

Robert D. Hormats, Chairman

Alan G. Spoon
Laura D’Andrea Tyson

Charter

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Human Genome Sciences, Inc. (the “Corporation”) will have the oversight responsibility, authority and duties described in this Charter.

Purpose

      The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements and other financial information provided by the Corporation to its stockholders, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the Corporation’s relationship with their independent accountants, including their engagement, performance, qualifications and independence, (4) the performance of the Corporation’s internal audit function, internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Corporation’s annual proxy statement as required by the Securities and Exchange Commission (the “SEC”). In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee’s responsibility is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants’ audit of the financial statements of the Corporation.

Composition

      The Committee shall be appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the “NASD”), the SEC and applicable law. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD, the SEC and applicable law. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

      The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Duties and Powers” below, the Committee shall meet at least annually with the chief financial officer and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

Duties and Powers

      The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1.	Appoint, determine funding for and oversee the Corporation’s independent accountants. Review the performance and audit fee arrangements of the independent accountants at least annually.

2.	Review and provide prior approval of the engagement of the Corporation’s independent accountants to perform non-audit services. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review and approval.

3.	Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

4.	Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

5.	Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the accounting firm and (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the accounting firm and any steps taken to deal with any such issues.

6.	Obtain from the independent accountants assurance that their audit of the Corporation’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

7.	Confirm that the Corporation’s independent accountants have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Corporation’s audit.

8.	Obtain and review at least annually an attestation to and a report from the Corporation’s independent accountants regarding management’s assessment of the effectiveness of the Corporation’s internal controls and procedures for financial reporting to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

9.	Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent accountants a report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; (c) other material written communications between the independent accountants and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent accountants in the course of their audit.

10.	Establish and monitor enforcement of hiring policies for employees and former employees of the independent accountants.

Financial Statements, Controls and Reports

11.	Obtain and review an annual report from management relating to the accounting principles, policies, issues and practices involved in the preparation of the Corporation’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

12.	Obtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate internal controls and procedures for financial reporting and disclosure controls and an assessment of the effectiveness of such internal controls and procedures for financial reporting as well as its disclosure controls based on management’s evaluation of those controls and procedures as of the end of the most recent filed year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

13.	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

14.	Periodically discuss with the independent accountants, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Corporation’s financial statements.

15.	Meet periodically with management and/or the independent accountants to:

•	review the annual audit plans of the independent accountants;

•	discuss the annual consolidated financial statements prior to the filing of the Corporation’s Annual Report on Form 10-K and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein;

•	discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements;

•	understand the significant judgments made and alternatives considered in the Corporation’s financial reporting, including the appropriateness of the alternatives ultimately chosen;

•	discuss and approve, if applicable, the appropriateness of, and significant proposed or contemplated changes to, the Corporation’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans;

•	review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons;

•	discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks;

•	review with the Corporation’s counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

•	review with the independent accountants any material audit problems, disagreements or difficulties and responses by management;

•	review any material correcting adjustments to the annual or quarterly financial statements identified by the independent accountants; and

•	review with the independent accountants and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16.	Review the Corporation’s quarterly consolidated financial statements with management and the independent accountants prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein, and review with the independent accountants any items identified by them for discussion with the Committee. Review with management its quarterly evaluation of the effectiveness of the design and operation of the Corporation’s internal controls and procedures for financial reporting as well as its disclosure controls and procedures. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

17.	Review and discuss with management and the independent accountants Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

18.	Review and discuss with management the financial information in the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

Reporting and Recommendations

19.	Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

20.	Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

21.	Maintain minutes or other records of meetings and activities of the Committee.

22.	Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

23.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters.

25.	Review and approve (i) any change in or waiver to the Corporation’s code of ethics and business conduct, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

26.	Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and the treatment of such submissions.

27.	Review and provide prior approval of all transactions or arrangements between the Corporation and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

28.	Take such other actions as the Committee or the Board Directors may deem necessary or appropriate.

29.	Review the Committee’s performance of the foregoing duties on at least an annual basis.

Resources and Authority

      The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review

      The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

      Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.

Annual Meeting of Stockholders

HUMAN GENOME SCIENCES, INC.

May 21, 2003

Please date, sign and mail your proxy card back
as soon as possible or submit your proxy by telephone or
Internet. If you submit your proxy by telephone or Internet, do not return your proxy card.

HUMAN GENOME SCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003

     The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D. and JAMES H. DAVIS, Ph.D., J.D., and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held at the University System of Maryland — Shady Grove Center, Gaithersburg Room, 9630 Gudelsky Drive, Rockville, MD 20850 on May 21, 2003 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the following matters, and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     The undersigned hereby acknowledges receipt of a copy of the Company’s 2002 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” THE OTHER PROPOSAL.

(Continued on other side)

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides to you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Human Genome Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HGENS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMAN GENOME SCIENCES, INC.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSAL 2.
1.	To elect 4 directors.		For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s number on the line below.

	Nominees:	01) William A. Haseltine, Ph.D. 02) Laura D’Andrea Tyson, Ph.D. 03) Robert D. Hormats 04) Alan G. Spoon	0	0	0

		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.	0	0	0

3.	To act upon such other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees and “FOR” the appointment of Ernst & Young LLP.
Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States. (If you submit your proxy by telephone or Internet, do not return your proxy card.)

Note: Please sign exactly as your name appears hereon. If the shares are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.

	Yes	No

Please indicate if you plan to attend this meeting.	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date